China Direct Industries Reports Financial Results for the First Quarter of 2009

DEERFIELD BEACH, FL--(MARKET WIRE)--May 15, 2009 -- China Direct, Inc., d/b/a China Direct Industries, Inc. ("China Direct Industries") (NasdaqGM:CDII - News), a U.S. holding company with operations in China, announced today its financial results for the first quarter of 2009.

Financial Highlights

For the first quarter of 2009, China Direct Industries recorded a net loss of $(932,860) (excluding non-cash charges related to employee share-based compensation) with a GAAP net loss of $(1.5 million) on consolidated revenue of $20.7 million.  Net income applicable to shareholders for the first quarter of 2009 on a GAAP basis was $(0.06) per basic and diluted share as compared to a loss of $(0.03) per basic and diluted share in the same period in 2008. On a non-GAAP basis the loss per basic and diluted share was $ (0.04), as compared to net income of $0.23 per basic share for the same period in 2008 on 2.4 million fewer shares. Non-cash items excluded in all non-GAAP calculations are presented in the reconciliation of GAAP to non-GAAP net income set forth below.

The overall net loss per share on a non-GAAP basis in the first quarter of 2009 was a substantial improvement over the $(0.10) per share net loss recorded in the fourth quarter of 2008 as cost cutting measures including substantial staff reductions in our China subsidiaries resulted in improvement in our bottom line performance.  The overall environment in our two core business segments of magnesium and basic materials remains challenging. Magnesium demand was particularly weak in the first quarter as end market usage in the automobile, steel and aluminum alloying industries remained anemic. Prices, however, continue to remain fairly stable with small up trends and China’s $586 billion stimulus package has begun to spur domestic demand in our end market industries including steel, aluminum and automobiles. In our basic materials segment we continue to see similar signs of stabilization in our customer base. While visibility on future performance remains limited, management believes overall operating  results will improve in the coming quarters.

Balance Sheet

At March 31, 2009, our balance sheet remains strong with total assets of $95.4 million as compared to $107.4 million at December 31, 2008. At March 31, 2009, shareholder equity was $53.8 million on 23.4 million basic shares as compared to $58.0 million on 24.4 million basic shares at December 31, 2008. At March 31, 2009, cash and cash equivalents were $11.6 million after the repurchase of $1.7 million worth of our common stock and reserving $962,000 as restricted cash for credit facilities in our basic materials segment as compared to $14.2 at December 31, 2008. Working capital was $33.4 million as compared to working capital of $37.5 million at December 31, 2008.

Conference Call

While the global environment remains weak and visibility is still limited, end markets appear to be stabilizing in China in 2009. As industry forecasts in China have improved for our end market customers such as automobile, steel and aluminum and talks with large global end customers for long term supply contracts remain active, we believe performance will improve for the remainder of 2009.  China Direct Industries is well positioned and well capitalized to fund its operations. The Company will further discuss its results during its conference call today, May 15, 2009 at 4:30 PM EDT.

Commenting on the year, Dr. James Wang, Chairman and CEO of China Direct Industries stated, "While we experienced tremendous challenges in the first quarter, we are pleased with the results of our efforts to reduce costs in this uncertain environment.  Economic activity in China has been picking up for our end-market customers which we believe will lead to improvement across all of our subsidiaries.  Our reductions in staff at all of our magnesium operations have lead to improved net performance in the segment.  We believe that our downsizing has not diminished our ability to ramp up quickly should demand improve rapidly when markets recover and reaccelerate.  Our basic materials segment remains stable and management remains committed to our business in China.  We are confident that the adjustments we have made will enable us to execute and thrive in a changing global economy."

China Direct Conference Call to discuss the Company's financial results for the full year of 2008.

The conference call will take place at 4:30 p.m. EDT on Friday May15th, 2009. Anyone interested in participating should call 1-866 296-4125 if calling within the United States or 1-706-758-9807 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct 2009 First Quarter Earnings conference call/ Conference ID 99708225.

This call is being webcast by ViaVid Broadcasting and can be accessed at China Direct's website at http://www.cdii.net/calendar-of-events.  The webcast may also be accessed at ViaVid's website at http://www.viavid.net .. The playback of the webcast can be accessed through either site until May 15 2010. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct, Inc.

China Direct, Inc., d/b/a China Direct Industries, Inc. (NasdaqGM:CDII - News) is a U.S. owned, rapidly growing holding company operating in China in two core business segments, pure magnesium production and distribution and the distribution of basic materials in China. The Company also provides advisory services to China based companies competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct, please visit http://www.cdii.net.

CHINA DIRECT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
ASSETS	Unaudited	Audited
Current Assets:
Cash and cash equivalents	$11,589,372	$14,205,229
Investment in marketable securities available for sale	5,138,731	7,569,333
Investment in marketable securities available for sale - related party	208,691	160,459
Investment in subsidiaries - cost method	290,864	290,864
Accounts receivable, net	3,959,121	9,457,306
Accounts receivable - related parties	4,343,463	1,676,191
Inventories, net	9,659,615	8,559,593
Prepaid expenses and other current assets	5,356,477	8,127,300
Prepaid expenses - related parties	4,619,809	8,007,111
Loans receivable - related parties	1,347,082	1,652,728
Due from related parties	409,329	35,710
Total current assets	46,922,554	59,741,824

Restricted cash	1,808,687	846,197
Property, plant and equipment, net	43,000,157	43,455,683
Prepaid expenses and other assets	2,524,660	2,744,427
Property use rights, net	591,899	591,277

Total assets	$94,847,957	$107,379,408
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Loans payable-short term	2,183,885	933,735
Accounts payable and accrued expenses	5,009,646	8,590,010
Accounts payable-related parties	2,737,380	7,516,728
Advances from customers	404,577	1,545,273
Other payables	2,130,748	1,624,370
Income taxes payable	1,058,559	1,039,112
Due to related parties	2,209	978,739

Total current liabilities	13,527,004	22,227,967

Loans payable-long term	173,834	186,018

Minority interest	27,395,328	26,940,141

Stockholders' Equity:

Preferred Stock: $.0001 par value, stated value $1,000 per share; 10,000,000 authorized, 1,006 shares
and 0 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	1,006,250	1,006,250
Common Stock: $.0001 par value, 1,000,000,000 authorized, 23,203,272 and
23,545,236 issued and outstanding at March 31, 2009 and December 31, 2008, respectively	2,320	2,353
Additional paid-in capital	50,606,583	51,701,293
Deferred compensation	-	(11,000)
Accumulated comprehensive income	(13,411,582)	(11,711,021)
Retained earnings	15,548,220	17,037,407

Total stockholders’ equity	53,751,791	58,025,282

Total liabilities and stockholders’ equity	$94,847,957	$107,379,408

CHINA DIRECT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Quarter
	Ended March 31,
	2009	2008
Revenues	$16,056,677	$58,660,225
Revenues-related parties	4,629,432	733,921
Total revenues	20,686,109	59,394,146

Cost of revenues	19,317,293	49,414,002

Gross profit	1,368,816	9,980,144

Operating expenses:
Selling, general, and administrative	3,099,130	1,610,993

Operating (loss) income	(1,730,314)	8,369,151

Other income (expense):
Other income	71,585	193,618
Interest income	46,114	96,859
Realized loss on sale of marketable securities	(232,711)	(39,461)
Total other (expense) income	(115,012)	251,016

Net (loss) income before income taxes	(1,845,326)	8,620,167

Income tax benefit (expense)	71,579	(323,633)

(Loss) income from continuing operations before minority interest	(1,773,747)	8,296,534

Minority interest	318,216	(3,687,166)

Income from discontinued operation	-	143,508

Net (loss) income	(1,455,531)	4,752,876
Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,235)	(141,530)
Relative fair value of detachable warrants issued	-	(2,765,946)
Preferred stock beneficial conversion feature	-	(2,451,446)
Loss applicable to common stockholders	$(1,475,766)	$(606,046)
Basic and diluted loss per common share after deduction
in the first quarter of 2008 of noncash deemed dividends
attributable to Series A Preferred Stock as described
Basic	$(0.06)	$(0.03)
Diluted	$(0.06)	$(0.03)
Basic weighted average common shares outstanding	23,414,500	21,003,439
Diluted weighted average common shares outstanding	23,414,500	21,003,439

Quarter Ended March 31, 2009 and 2008
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to employee share-based compensation expense. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of the employee share-based compensation expense. The presentation of the non-GAAP information titled "Non-GAAP net income”, “Non-GAAP Earnings applicable to common stockholders”, “Non-GAAP Basic EPS” and “Non-GAAP Diluted EPS”is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	The Three Months Ended March 31,
	2009	2008
GAAP net (loss) income	$(1,455,531)	$4,752,876
Employee share-based compensation expense (1)	522,671	207,273
Non-GAAP net income	$(932,860)	$4,960,149

GAAP Earnings applicable to common stockholders	$(1,475,766)	$(606,046)
GAAP Basic EPS	(0.06)	(0.03)
GAAP Diluted EPS	(0.06)	(0.03)
Non-GAAP net income reconciliation total (1)	522,671	709,352
Non-cash deductions related to Preferred Stock issuance:
Relative Fair Value of warrants	--	2,765,946
Beneficial Conversion Feature	--	2,451,446
Non-GAAP Earnings applicable to common stockholders	(953,095)	4,818,619
Non-GAAP Basic EPS	(0.04)	0.23
Non-GAAP Diluted EPS	$(0.04)	$0.23
Shares used in basic net income per-share calculation - GAAP	23,414,500	21,003,439
Shares used in basic net income per-share calculation - Non-GAAP	23,414,500	21,003,439
Shares used in diluted net income per-share calculation - GAAP	23,414,500	21,003,439
Shares used in diluted net income per-share calculation - Non-GAAP	23,414,500	21,003,439

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the growth in our magnesium segment, our ability to compete with other magnesium producers and our expected growth in our steel and non-ferrous distribution business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our business strategy of growing our business through increased magnesium production capacity and acquisitions.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Our ability to establish adequate management, cash, legal and financial controls in the PRC.
•
The lack of various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	Recent substantial declines in the market price for shares of our common stock and continued highly volatile and wide market price fluctuations.
•	The impact on our stock price due to sales of our stock by existing shareholders and stock option exercises and sales of those shares of stock.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.

Contact:

     Contact Information:

     For the Company:
     China Direct Industries, Inc.
     Richard Galterio
     Lillian Wong
     Investor Relations
     Phone: 1-877-China-57
     Email: rgalterio@cdii.net
     lwong@chinadirectinc.net